UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2016

Hansen Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33151	14-1850535
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 East Middlefield Road, Mountain View, California		94043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 404-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2016, Hansen Medical, Inc. ("Hansen"), Auris Surgical Robotics, Inc. ("Parent"), and Pineco Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Hansen (the "Merger"), with Hansen surviving the Merger as a wholly owned subsidiary of Parent.

Subject to the terms of the Merger Agreement, which has been unanimously approved by the board of directors of Hansen, at the effective time of the Merger (the "Effective Time"), each share of Hansen common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Parent or any of its subsidiaries, shares held by Hansen as treasury stock, and shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $4.00 in cash, without interest (the "Merger Consideration").

Immediately prior to the Effective Time, each outstanding option to purchase shares of Hansen common stock granted under a Hansen stock plan will be cancelled for no consideration. Additionally, immediately prior to the Effective Time, each outstanding award of restricted stock units with respect to shares of Hansen common stock (each, an "RSU Award") granted pursuant to a Hansen stock plan will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSU Award will be entitled to receive, in consideration of the cancellation of such RSU Award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the number of restricted stock units subject to such RSU Award, without interest (less any required tax withholdings). To the extent an RSU Award is subject to performance conditions, the number of restricted stock units that vest will be determined (A) for RSU Awards with a performance period that by its terms has ended prior to the Effective Time, based on actual performance through the end of such performance period, and (B) for RSU Awards with a performance period that by its terms has not ended prior to the Effective Time, by deeming such performance conditions to have been satisfied at 100% of the target levels specified in the applicable equity plans and award agreements.

The Merger Agreement contains customary representations, warranties and covenants of Hansen, Parent and Merger Sub, including, among others, covenants by Hansen to conduct its business in the ordinary course during the interim period between execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of transactions during such period. Hansen has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. Parent has agreed, promptly following the Effective Time, to pay or cause to be paid in full all of Hansen’s obligations under that certain Amended and Restated Loan and Security Agreement, dated as of August 23, 2013, as amended from time to time, among Hansen, as borrower, the entities from time to time party thereto as lenders, and White Oak Global Advisors, LLC ("White Oak", and together with the lenders party thereto, the "Lender Parties"), as agent (the "White Oak Agreement"). In addition, each of the parties has agreed to use its reasonable best efforts to cause the Merger to be consummated. The board of directors of Hansen has unanimously adopted resolutions recommending the adoption of the Merger Agreement by Hansen’s stockholders, and has agreed to hold a stockholder meeting to consider and vote upon the adoption of the Merger Agreement.

The Merger is subject to satisfaction of the conditions set forth in the Merger Agreement, including the approval by the stockholders of Hansen; that none of the Lender Parties shall have exercised any of the rights and remedies available to any of them under either the White Oak Agreement or the Forbearance Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the White Oak Agreement) or as a result of Hansen breaching or being in default of any of the covenants, agreements or other provisions of the Forbearance Agreement, other than delivering notice of such Event of Default under the White Oak Agreement or such breach or default under the Forbearance Agreement; that none of the Rollover Stockholders (as defined below) shall have invalidated or terminated the stock purchase agreement with Parent described (as described below); and other customary closing conditions. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), and the other party having performed in all material respects its obligations under the Merger Agreement, and the obligation of Parent to consummate the Merger is conditioned upon Hansen not having suffered a material adverse effect.

The Merger Agreement contains certain termination rights for both Hansen and Parent, and provides that, upon termination of the Merger Agreement under specified circumstances, Hansen may be required to pay Parent a termination fee of $3.325 million, including if Hansen were to terminate the Merger Agreement in order to accept an unsolicited superior acquisition proposal.

Concurrently with Hansen, Parent and Merger Sub entering into the Merger Agreement, holders of approximately 65.4% of the outstanding shares of Hansen common stock, including all of the directors and executive officers of Hansen, Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities, and an affiliated entity of Lawrence T. Kennedy, Jr., entered into voting agreements in favor of Parent and Hansen (collectively, the "Voting Agreements") pursuant to which they agreed, among other things, to vote their shares of Hansen common stock in favor of the adoption of the Merger Agreement, against any alternative acquisition proposal, and against any reorganization, recapitalization, dissolution, liquidation or winding-up of Hansen or any other extraordinary transaction involving Hansen other than the Merger. The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with its terms, including if Hansen were to terminate the Merger Agreement in order to accept an unsolicited superior acquisition proposal.

Additionally, concurrently with entering into the Merger Agreement, certain Hansen stockholders owning approximately 64.6% of the outstanding shares of Hansen common stock, including Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities and an affiliated entity of Lawrence T. Kennedy, Jr. (the "Rollover Stockholders"), executed and delivered a stock purchase agreement with Parent whereby each Rollover Stockholder has unconditionally agreed to acquire shares of preferred stock of Parent immediately following the Effective Time on the terms set forth therein, in exchange for an investment of approximately $49 million (representing the aggregate amount of consideration payable to the Rollover Stockholders in the Merger).

Further, concurrently with Hansen entering into the Merger Agreement, Hansen and the Lender Parties entered into a Forbearance Agreement, dated as of April 19, 2016 (the "Forbearance Agreement"). Hansen expects that in connection with Hansen’s filing of its Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 10-K"), the 2015 10-K and opinion and report of Hansen’s accountants will contain a "going concern" qualification. The "going concern" qualification in such opinion and report for the 2015 10-K constitutes an Event of Default (as defined in the White Oak Agreement). Pursuant to the Forbearance Agreement, the Lender Parties have agreed not to pursue any remedies related to such "going concern" default during the period from the date of the Forbearance Agreement through the earlier of (x) August 17, 2016 and (y) the date when the forbearance period under the Forbearance Agreement is otherwise terminated (such period, the "Forbearance Period").

In addition, Hansen expects that it will fail to comply with the minimum liquidity required by Section 6.10(a) of the White Oak Agreement at some point during the Forbearance Period. Hansen’s failure to comply with such minimum liquidity requirement would constitute an Event of Default under the White Oak Agreement. Under the Forbearance Agreement, the Lender Parties have agreed not to pursue any remedies related to such minimum liquidity default during the Forbearance Period.

The Forbearance Agreement provides that Hansen shall, as promptly as reasonably practicable and in any event at or before the expiration of the Forbearance Period, (x) consummate the Merger and (y) pay and satisfy all obligations owed by Hansen to the Lender Parties in full in cash. The failure to consummate the Merger during the Forbearance Period would constitute a default under the Forbearance Agreement.

Pursuant to the Forbearance Agreement, Hansen has also agreed to prepay $5,000,000 of the outstanding principal amount of the term loan under the White Oak Agreement within one business day of the execution of the Forbearance Agreement.

The foregoing descriptions of the Merger Agreement, Voting Agreements and the Forbearance Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference, the form of Voting Agreement, a copy of which is filed as Exhibit 4.1 hereto and is hereby incorporated into this report by reference, and the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference. The Merger Agreement is included with this report to provide investors with information regarding its terms and is not intended to provide any other factual information about Hansen or Parent, and contains representations and warranties of each of Hansen, Parent and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in a confidential disclosure schedules that Hansen provided to Parent in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and in certain cases are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hansen’s public disclosures.

Item 8.01 Other Events.

On April 20, 2016, Hansen and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Document

2.1 Agreement and Plan of Merger, dated as of April 19, 2016, by and among Hansen Medical, Inc., Auris Surgical Robotics, Inc. and Pineco Acquisition Corp.*

4.1 Form of Voting Agreement.

10.1 Forbearance Agreement, dated as of April 19, 2016, by and among Hansen Medical, Inc., White Oak Global Advisors, LLC, as agent, and each of the lenders thereunder.

99.1 Joint Press Release of Auris Surgical Robotics, Inc. and Hansen Medical, Inc. issued on April 20, 2016.

________________________________________
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hansen hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission (the "SEC").

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements about Hansen, including statements that involve risks and uncertainties concerning Parent’s proposed acquisition of Hansen. When used in this Current Report on Form 8-K, the words “anticipates”, “can”, “will”, “look forward to”, “expects” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Hansen, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the satisfaction of the conditions to the closing of the proposed transaction; the timing of the closing; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers, business partners, lender and regulators to the announcement of the proposed transaction; and other risks more fully described in the “Risk Factors” in Hansen’s quarterly report on Form 10-Q for the quarter ended September 30, 2015. In addition, please refer to the documents that Hansen files with the SEC which identify and address other important factors that could cause results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by applicable law, Hansen does not undertake any duty to update any of the information in this Current Report on Form 8-K, even if new information becomes available.

Additional Information about the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Hansen and Parent. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. The proposed merger will be submitted to Hansen shareholders for their consideration. In connection therewith, Hansen intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of the proxy statement, any amendments or supplements thereto, and other documents containing important information about Hansen, once such documents are filed with the SEC, free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Hansen on Hansen’s investor relations website at http://investor-relations.hansenmedical.com/ or by contacting Hansen investor relations at (650) 404-5836.

Participants in Solicitation

Hansen and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Hansen shareholders in connection with the proposed transaction. Information about the directors and executive officers of Hansen is set forth in Hansen’s definitive proxy statement for its annual meeting of shareholders to be filed with the SEC and in other documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above. Other information regarding Hansen’s participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed transaction and other relevant materials to be filed by Hansen with the SEC when they become available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Medical, Inc.

April 20, 2016	By:	/s/ Christopher P. Lowe

Name: Christopher P. Lowe
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 19, 2016, by and among Hansen Medical, Inc. Auris Surgical Robotics, Inc., and Pineco Acquisition Corp. *
4.1	Form of Voting Agreement.
10.1	Forbearance Agreement, dated as of April 19, 2016, by and between Hansen Medical, Inc. and White Oak Global Advisors, LLC, as agent and for itself and as attorney-in-fact for all other lenders thereunder.
99.1	Joint Press Release of Auris Surgical Robotics, Inc. and Hansen Medical, Inc. issued on April 20, 2016.

________________________________________
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hansen hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission (the “SEC”).